CONSENT OF ERNST & YOUNG LLP,
REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the caption “Experts” in the Combined Proxy Statement/Prospectus of CRM Mutual Fund Trust and the captions “Financial Highlights” in the Prospectuses of CRM Large Cap Value Fund, CRM Mid Cap Value Fund, and CRM Small Cap Value Fund series of WT Mutual Fund dated July 1, 2005 and CRM Large Cap Value Fund, CRM Mid Cap Value Fund, and CRM Small Cap Value Fund series of CRM Mutual Fund Trust dated August 1, 2005 and to the incorporation by reference in this Registration Statement (Form N-14) (Pre-Effective Amendment No. 1 to File No. 333-126232) of CRM Mutual Fund Trust of our reports on the CRM Large Cap Value Fund, CRM Mid Cap Value Fund, and CRM Small Cap Value Fund series of WT Mutual Fund and Large Cap Value Series, Mid Cap Value Series, and Small Cap Value Series of WT Investment Trust I dated August 4, 2004, included in the 2004 Annual Reports to shareholders.
ERNST & YOUNG LLP
Philadelphia, Pennsylvania
July 25, 2005